                                                                     EXHIBIT (i)

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

September 27, 2007

American Century World Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American Century World Mutual Funds, Inc., a
Maryland corporation (the "Company"), in connection with Post-Effective
Amendment No. 47 (the "PEA") to the Company's Registration Statement on Form
N-1A (File Nos. 33-39242, 811-6247), relating to the public offering from time to time of any or all of the Company's authorized shares of common stock, par value One Cent ($0.01) per share, that have been classified and designated as indicated on Schedule A to this letter (the "Shares").

     In connection with rendering the opinions set forth below, I have examined the PEA; the Company's Articles of Incorporation, Articles Supplementary and
Bylaws, as reflected in the Company's corporate records; resolutions of the
Board of Directors of the Company relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules)
of the State of Maryland that in my experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the law of that state and to the Securities Act of 1933, as amended (the
"1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the regulations of the Securities and Exchange Commission (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by the Company.

     2. When issued and paid for upon the terms provided in the PEA, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities, and assuming the continued valid existence of the Company under the laws of the State of Maryland, the Shares will be validly issued, fully paid and non-assessable.

American Century World Mutual Funds, Inc.
September 27, 2007

     Please note that I am an employee of American Century Services, LLC, an affiliate of the Company's investment advisors.

     I hereby consent to the use of this opinion as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the
1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                    Very truly yours,

                                    /s/ Daniel K. Richardson
                                    -------------------------------------
                                    Daniel K. Richardson
                                    Corporate Counsel

DKR/dnh

                                   SCHEDULE A
                                   -----------

Series Name                                           Class Name
-----------                                           ----------
Emerging Markets Fund                                 Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Global Growth Fund                                    Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

International Discovery Fund                          Investor
                                                      Institutional
                                                      Advisor

International Growth Fund                             Investor
                                                      Institutional
                                                      Advisor
                                                      A
                                                      B
                                                      C
                                                      R

International Opportunities Fund                      Investor
                                                      Institutional

International Stock Fund                              Investor

International Value Fund                              Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Life Sciences Fund                                    Investor
                                                      Institutional
                                                      Advisor
                                                      C

NT Emerging Markets                                   Institutional

NT International Growth                               Institutional

Technology Fund                                       Investor
                                                      Institutional
                                                      Advisor